INTERNATIONAL FIBERCOM, INC.

              Supplement to the Prospectus dated January 25, 1999

                                                     Shares Available       Percent Owned
Name and Address of Selling            Shares         for Sale Under       After Completion
       Shareholder                    Owned(1)       this Prospectus     of the Offering (1)
       -----------                    --------       ---------------     -------------------
Virginia Student Aid Foundation           688(8)            688
P.O. Box 7525
Charlottesville, VA 22906

Steve R. Shapiro                      875,312           875,312
3708 Sovereign Lane
Richmond, VA 23233

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(8)  Shares acquired from Steven R. Shapiro by gift.


                     This Supplement is dated July 17, 2000.